Exhibit 10.1

EXECUTION COPY

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), dated as of October 31, 2006 between TVI Corporation, a Maryland corporation (“TVI” or the “Company”), and Thomas N. Brown (the “Employee”)(each a “Party,” collectively, the “Parties.”)

EXPLANATORY NOTE

WHEREAS, the Company, TVI Holdings One, Inc., a Maryland corporation and the Company’s wholly-owned subsidiary (“Acquisition Sub”), and Signature Special Event Services, LLC, a Delaware limited liability company (“SSES”), of which Employee is a former employee and/or principal, intend to enter into an Asset Purchase Agreement, to be dated on or about October 31, 2006 (the “Purchase Agreement”) which will provide for the acquisition of the business, operations, properties and other assets of SSES (the “Signature Business”) by Acquisition Sub (the “Transaction”).

WHEREAS, as a key employee and/or principal of SSES, Employee has been provided with open access to highly confidential and valuable information about SSES’ business, clients, customers and other matters which heretofore both have been maintained as confidential at considerable expense and have provided a significant competitive advantage.

WHEREAS, the Company would not consummate the Transaction unless the Employee enters into this Agreement, that this Agreement be effective upon the closing of the Transaction, and that the other individuals named Dennis E. Remsberg and Douglas A. Remsberg (each a “Signature Manager” and, together with the Employee, collectively the “Signature Management Team”) also enter into agreements with the Company containing terms similar to those hereof so that the Company may secure and retain the expertise of the Signature Management Team to manage the Signature Business.

WHEREAS, the Company’s business is not confined by a geographic area, but is conducted throughout the United States and globally.

WHEREAS, the Company desires to employ Employee as an employee of the Company, and Employee desires to be employed as an employee, on the terms and conditions provided in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree under seal as follows:

Section 1. Effectiveness of Agreement; Effective Date. The consummation of the Transaction is a condition precedent to each Party’s obligations hereunder. Accordingly, neither Party shall have any obligation to the other Party under this Agreement until and unless the closing of the Transaction occurs. As used herein, “Effective Date” means the date on which the closing of the Transaction occurs.

Section 2. Employment Relationship.

(a) Employment by Company.

(i) The Company hereby employs the Employee, and the Employee hereby agrees to be employed by the Company, as an employee of the Company to manage the Signature Business and/or perform other services related to the Signature Business, which are reasonably requested by the Chief Executive Officer of the Company (or his designee). During the Employee’s employment with the Company, the Employee shall report to the Chief Employee Officer of the Company, or his designee. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and other policies of the Company as may be adopted from time to time.

(ii) The Employee shall do and perform all services and acts necessary or advisable in the opinion of the Chief Executive Officer of the Company (or his designee) to fulfill his duties and responsibilities as are commensurate and consistent with the Employee’s position and such other services as reasonably requested from time to time (collectively, the “Services”). The Employee agrees to devote, with undivided loyalty, all of Employee’s working time, attention and efforts to the Company; provided that, the Employee shall be permitted to engage in such limited and non-competitive outside business activities that do not interfere with the performance of his duties hereunder only as may be expressly approved in writing by the Company in advance and in accordance with the business and ethical standards of the Company adopted from time to time; provided further that, subject to the Non-compete Obligations set forth herein, real estate investment activity and the management of other investments that are primarily passive in nature that are owned from time to time by Employee that do not interfere with the performance of his duties hereunder are hereby expressly permitted by the Company. The Employee’s principal place of employment shall be the Company’s offices located in the state of Maryland.

(b) Employment Period.

(i) Subject to earlier termination as set forth herein, the Company will employ Employee, and Employee will serve the Company, as an employee of the Company under the terms of this Agreement, for a term commencing on the Effective Date and ending on the fourth (4th) anniversary thereof (alternatively the “Employment Period” or “Term”).

(ii) Employee agrees and acknowledges that the Company has no obligation to extend the Employment Period, and Employee expressly acknowledges that no promises or understandings to the contrary have been made or reached. Employee also agrees and acknowledges that, should the Company choose to continue Employee’s employment for any period of time after the expiration of the Employment Period, Employee’s employment with the Company, unless otherwise agreed in writing by the Parties, will be “at will.” In other words, during any time following the expiration of the Employment Period, unless otherwise agreed by the Parties, the Company may terminate Employee’s employment at any time, with or without reason and with or without notice, and Employee may resign at any time, with or without reason and with or without notice.

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Section 3. Fees, Compensation and Benefits.

(a) Non-compete Fee.

(i) Subject to the terms of Sections 5(a)(iii) and 5(b) hereof, in exchange for the Non-compete Obligations, the Company shall pay to the Employee the Non-compete Fee (as defined in Exhibit A hereto) in advance as follows: (A) one-sixteenth (1/16) of the total Non-compete Fee will be paid no later than five (5) days after the Effective Date, and (B) one-sixteenth (1/16) of the total Non-compete Fee will be paid no later than the end of each three-month period after the Effective Date with the last payment due at the end of the three-month period immediately preceding the fourth (4th) anniversary of the Effective Date for a total of sixteen (16) of such payments. Except as otherwise provided below, Employee shall be entitled to receive any Non-compete Fee otherwise payable hereunder only for so long as he remains continuously employed hereunder at all times through the date for payment thereof (each, a “Non-compete Fee Payment Date”). In the event Employee is not entitled to receive any Non-compete Fee hereunder, the same shall, immediately and automatically be deemed forfeited in full and retained by the Company.

(ii) Any Non-compete Fee due Employee will be paid: (A) in cash, or (B) partly in cash and partly in TVI Shares (as defined in Exhibit A hereto) as TVI shall, in its sole discretion, elect; provided that, at least thirty-five percent (35%) of each Non-compete Fee installment will be paid in cash. In the event of any issuance of TVI Shares in payment of a Non-compete Fee, the number of shares to be issued shall be calculated based upon the average closing price of such shares as reported on the NASDAQ Capital Market (or other exchange or market on which TVI Shares then trade) for the twenty (20) trading day period immediately preceding the Non-compete Fee Payment Date.

(iii) Any TVI Shares issued in payment of any Non-compete Fee shall be subject to the terms of Sections 10 through 13, inclusive, of the Bonus Incentive Plan attached hereto as Exhibit A and shall be issued under the terms of a Stock Agreement which shall specify such terms, conditions and restrictions regarding such shares as the Company believes are reasonably necessary or appropriate to achieve compliance with both the provisions of applicable federal and state securities laws and exchange or listing requirements to which the Company is then subject.

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(b) Compensation. During the Employment Period, the Company shall pay to the Employee compensation, consisting of salary and, if applicable, incentive awards as set forth herein. Payment and calculation shall be as follows:

(i) Annual Base Salary. For each fiscal year during the Employment Period the Company shall pay the Employee a base salary at an annual rate of One Hundred Seventy-Five Thousand Dollars ($175,000), subject to annual increase, as determined in the sole discretion of the Company based upon its annual evaluation of Employee’s performance (the “Base Salary”). The Base Salary shall be payable in accordance with the Company’s payroll practices, as in effect from time to time.

(ii) Incentive Bonus Program. The Employee shall be eligible to receive performance-based bonuses, to be calculated and paid in accordance with Exhibit A, attached hereto (the “Incentive Bonus Program”).

(c) Stock Options/Awards. Employee also shall be eligible to participate in all stock option plans and other equity programs maintained by Company for which he is eligible, including the Company’s Amended and Restated 1998 Incentive Stock Option Plan (the “Plan”).

(d) Benefits. During the Employment Period, the Employee shall be entitled to participate in any welfare, health and life insurance and pension benefit and incentive programs as may be adopted from time to time by the Company in accordance with the plans, policies, programs and practices of the Company applicable to similarly situated employees of the Company.

(e) Reimbursement for Business Expenses. The Company shall reimburse the Employee for all reasonable and necessary business expenses incurred by the Employee in performing the Employee’s duties for the Company, in accordance with the Company’s policies as in effect from time to time.

Section 4. Termination.

(a) Death or Disability. If the Employee dies during the Employment Period, the Employment Period shall terminate immediately and automatically as of the date of the Employee’s death. If the Employee becomes disabled during the Employment Period, the Employment Period may be terminated, at the option of the Company, immediately upon notice after the Date of Disability. For purposes of this Agreement, the “Date of Disability” shall mean the earlier of the date upon which: (i) Employee is determined to be totally disabled under the terms of any long-term disability income insurance policy maintained by the Company for the benefit of Employee; or (ii) a date in excess of twelve (12) consecutive calendar weeks during which Employee, in the reasonable opinion of the Company, has been unable to perform the essential functions of his job due to a mental or physical impairment; or (iii) upon the Company’s receipt of a written determination from a duly licensed, actively practicing physician mutually acceptable to the Parties certifying in a written medical opinion and with reasonable medical certainty that Employee is then unable, and can reasonably be expected to continue to be unable, due to a mental or physical impairment to perform substantially the functions of his job for either a period of ninety (90) consecutive days or for shorter periods aggregating one hundred eighty (180) days in any 12-month period. During any period prior to such termination during which the

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Employee is unable to perform his duties to the Company, the Company shall continue to pay the Employee’s Base Salary at the rate in effect at the commencement of such period of Disability, offset by any amounts payable to the Employee under any disability insurance plan or policy provided by the Company. Employee shall cooperate with any reasonable request to participate in a physical examination to determine disability status.

(b) “Cause”. The Company may, in its discretion, terminate the Employment Period hereunder, with Cause, without prior notice. For purposes of this Agreement, the term “Cause” shall mean any one or more of the following:

(i) Dishonesty, theft, misrepresentation, deceit, or fraud in connection with Employee’s performance of his duties or functions hereunder;

(ii) Dishonesty, theft, misrepresentation, deceit, or fraud, other than in connection with Employee’s performance of his duties or functions hereunder, provided such actions cause material harm, or potential material harm, to the Company, including material harm to the reputation or functioning of the Company, or to Employee’s ability to fully perform all duties or functions hereunder;

(iii) Employee’s negligence, failure, incompetence or insubordination, as determined in the good faith, reasonable discretion of the Company, to perform the duties and functions reasonably assigned to Employee by the Company, provided however, that if the failure is such as may, in the reasonable opinion of the Company, both be of the nature that the Employee was unaware of his failure to perform and be susceptible of effective cure, the Company shall give notice of such failure, and the Employee shall have fifteen (15) calendar days to remedy the deficiency to the Company’s reasonable satisfaction;

(iv) at any time prior to or after the execution of this Agreement, Employee’s conviction for, or plea of nolo contendere to, a charge or commission of a felony;

(v) any knowing or intentional breach of a material representation, warranty or covenant made directly by Employee to the Company with respect to the Transaction;

(vi) any other conduct engaged in by the Employee with the intended purpose of resulting in harm or detriment to the Company including, but not limited to, the diversion of work opportunity away from the Company, or competing with the Company; or

(vii) any breach by Employee of the provisions of Sections 6 through 10 hereof, inclusive, which is either: (A) knowing or willful, or (B) has caused, or can reasonably be expected to cause, the Company material economic harm; provided however, that if the breach is such as may, in the reasonable opinion of the Company, be of the nature that the Employee was unaware of his breach, Employee shall have fifteen (15) days following written notice from the Company to Employee to fully cure the same.

(c) “Good Reason”. The Employee may terminate the Employment Period upon thirty (30) days prior written notice to the Company specifying that Good Reason (as defined below) has occurred and setting forth the basis therefore. Termination for Good Reason shall be effective upon expiration of such 30-day period after written notice is received by the Company if the basis for the Good Reason has not previously been cured. “Good Reason” means: (i) a material breach by the Company of the compensation and benefits provision set forth in Section 3

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hereof, other than amounts disputed in good faith with the basis for such dispute set forth by the Company in writing; or (ii) the requirement that the Employee engage in any unlawful act or act of dishonesty, fraud or deception in the course of his employment.

(d) “Performance Shortfall”. The Company may, in its discretion, terminate the Employment Period hereunder, without prior notice, in the event of a Performance Shortfall. For purposes of this Agreement, the term “Performance Shortfall” shall mean either of the following:

(i) the failure of the Signature Business to achieve at least twenty million dollars ($20,000,000) in gross revenue from operations for any of the years ending December 31, 2007, 2008 and 2009; or

(ii) the failure of the Signature Business to achieve at least three million dollars ($3,000,000) in EBITDA (as defined in the Incentive Bonus Program) for any of the years ending December 31, 2007, 2008 and 2009.

(e) Prior to Consummation of the Transaction. At any time prior to the consummation of the Transaction, either Party may terminate the Employment Period by providing written notice of termination to the other Party, in which case, this Agreement shall thereafter be null and void and of no further force or effect whatsoever.

Section 5. Consequences of Termination.

(a) Termination Without “Cause” or for “Good Reason”. In the event of termination of Employee’s employment hereunder by the Company without Cause (other than upon death, Disability or due to a Performance Shortfall), or Employee’s termination for Good Reason (subject to the Company’s right to cure described hereinabove), Employee shall be entitled to the following exit pay and benefits:

(i) Partial Bonus Payments - Employee shall remain eligible to receive twenty percent (20%) of all Bonus Payments (i.e., all EBITDA Bonus Payments and any Return on Invested Capital Bonus Payment), if any, that would otherwise be payable by the Company to Employee had termination of Employee’s employment not occurred hereunder, subject to the timing and satisfaction of all of the other terms and conditions of the Incentive Bonus Program.

(ii) Benefits Continuation - Employee shall continue all benefits through the date of termination, and not thereafter, except that Employee will be entitled to elect continued medical coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

(iii) Non-compete Fees – Unless the Company elects under Section 9(d) hereof to waive all Non-compete Obligations from and after the last day of the Employment Period, the Employee shall be eligible to continue to receive fifty percent (50%) the Non-compete Fees, if any, that would otherwise have been payable to Employee had termination of Employee’s employment not occurred hereunder. The Company shall make payment of all such subsequent Non-compete Fees solely in cash.

(iv) Severance Pay - For a period equal to the lesser of: (A) six (6) months following end of the Employment Period, or (B) the then-remaining Term hereof, Employee shall continue to receive payment of Employee’s Base Salary as in effect immediately prior to such termination, such amounts to be paid in accordance with the customary pay practices of the Company.

EMPLOYMENT AGREEMENT

(b) Termination due to Performance Shortfall. In the event of termination of Employee’s employment hereunder by the Company because of a Performance Shortfall as set forth in Section 4(d) above, Employee shall not be entitled to any exit pay, severance pay or other payments or benefits provided hereunder. Notwithstanding the foregoing, unless the Company elects under Section 9(d) hereof to waive all Non-compete Obligations from and after the last day of the Employment Period, the Employee shall be eligible to continue to receive thirty-seven and one-half percent (37.5%) of the Non-compete Fees, if any, that would otherwise have been payable to Employee had termination of Employee’s employment not occurred hereunder. The Company shall make payment of all such subsequent Non-compete Fees solely in cash.

(c) Other Terminations.

(i) In the event of termination of Employee’s employment hereunder for any reason other than those specified in Sections 5(a) and 5(b) hereof, including but not limited to Employee’s voluntary termination (other than for a Good Reason) or termination for Cause, Employee shall not be entitled to any exit pay, severance pay or other payments or benefits provided hereunder, except as may otherwise be required by law. Additionally, in the event of Employee’s voluntary termination (other than for a Good Reason) or termination for Cause , Employee shall, within twenty (20) days of the end of the Employment Period (the “Termination Damages Payment Date”), pay to the Company an amount equal to the sum of: (A) the Termination Damages, and (B) the Unearned Non-compete Fee.

(ii) “Termination Damages” means the following amounts determined as of the last day of the Employment Period: (A) for a termination occurring during the period beginning on the Effective Date and ending on the eighteenth (18th) month anniversary thereof, one hundred percent (100%) of all amounts paid by TVI to Employee under this Agreement, excepting only payments of Base Salary; or (B) for a termination occurring during the period beginning on the calendar day immediately following the eighteenth (18th) month anniversary of the Effective Date and ending on the fourth (4th) anniversary of the Effective Date, fifty percent (50%) of all Bonus Payments, if any, that TVI has paid to Employee during the eighteen (18) month period immediately preceding the last day of the Employment Period.

(iii) “Unearned Non-compete Fee” means a pro rata amount of all prepaid but unearned Non-compete Fees (e.g., one-sixteenth (1/16) of the Non-compete Fee for the portion of the then-current quarterly period beginning on the Effective Date or one of the quarterly anniversaries thereof, as the case may be, that remains following the date of the end of the Employment Period, based upon the total number of actual days in such quarter).

(iv) In the event of the payment of any Termination Damages hereunder, the amount to be paid to the Company will be paid: (A) in cash, (B) in TVI Shares, or (C) partly in cash and partly in TVI Shares, as the Employee shall, in his sole discretion, elect. In the event that the Employee elects to deliver TVI Shares to Company in payment of all or any portion of any Termination Damages (the “Stock Portion”): (1) he will so notify the Company at least ten (10) days before the Termination Damages Payment Date specifying the Stock Portion; (2) all TVI Shares will be delivered by Employee free and clear of any lien, encumbrance or other restriction (except for encumbrances and restrictions set forth in this Agreement, the Incentive Bonus Program and/or the Stock Agreement), and (3) the number of TVI Shares to be delivered shall be

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calculated by dividing the amount of the Stock Portion by the average closing price of such shares, as reported on the NASDAQ Capital Market (or other exchange or market on which TVI Shares then trade) for the twenty (20) trading day period immediately preceding the last date of the Employment Period. Any cash payment of Termination Damages shall be effected by wire transfer of immediately available funds to an account designated by the Company.

(d) Accrued Rights. Notwithstanding anything to the contrary in this Section 5, in the event of termination of Employee’s employment hereunder for any reason, Employee shall be entitled to payment of any unpaid portion of his Base Salary through the effective date of termination, and payment of any accrued but unpaid rights solely in accordance with the terms of any employee benefit plan or program of the Company.

Section 6. Confidentiality.

(a) Generally. All Confidential Information shall be and remain the sole and exclusive property of the Company, without regard to any involvement Employee may have (or have had) in the conception, development, creation, and/or modification of same. Employee agrees that he will not at any time during the Term hereof or at any time thereafter (regardless of the reason for termination), in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any Person, in any manner whatsoever, any Confidential Information (as defined herein) or use any Confidential Information for any purpose other than to perform faithfully the Services. For purposes of this Agreement, a “Person” means any legal person, including, without limitation, any natural person, corporation, partnership, joint venture, association, limited liability company, joint-stock company, business trust, unincorporated organization, governmental entity or any other entity of every nature, kind and description whatsoever.

(b) Compulsory Disclosures. If the Employee is requested or (in the opinion of his counsel) required by law or judicial order to disclose any Confidential Information, the Employee shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or other legal process.

(c) “Confidential Information” Defined. The term “Confidential Information” means any and all information or material: (i) disclosed or communicated by either SSES or the Company to the Employee; (ii) developed, learned, or otherwise acquired by Employee and relating, directly or indirectly, to his employment with either SSES or the Company; (iii) entrusted to SSES or the Company by third parties; and/or (iv) disclosed or communicated to the Employee during his employment with either SSES or the Company by any third party that owes a duty of confidentiality with respect to the information and/or material so disclosed or communicated. Confidential Information includes, but is not limited to, Inventions (as defined herein), confidential information, trade secrets, copyrighted works (registered, unregistered, and/or common law), product ideas, techniques, processes, formulas, computer software source and/or object code and documentation, algorithms, system design, architecture, logic, structure, software, mask works, data and/or any other information of any type relating to research, development, marketing, forecasts, sales, profit margins, costs, pricing, non-public financial or accounting information, lists of actual or potential clients suppliers or partners, and/or personnel data, including without limitation, the salaries, duties, qualifications, performance levels, and terms of compensation of other Company employees and consultants, without regard in any event to whether such information or material is or is not marked as “proprietary” and/or “confidential.”

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Confidential Information may (but need not) be contained in material such as drawings, samples, procedures, specifications, reports, studies, analyses, client or supplier lists, budgets, cost or price lists, compilations and/or computer programs, or may be in the nature of unwritten knowledge or know-how, without regard to whether such knowledge or know-how is protected by the law of trade secrets.

(d) Exclusions. The provisions of this Section 6 shall not apply to: (i) information that is public knowledge or available to the public other than as a result of disclosure by Employee in breach of this Section 6; (ii) information lawfully received by Employee from a third party who is not bound by a confidential relationship to the Company or any of its Affiliates (as defined herein); or (iii) information required to be disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over Employee. For purposes of this Agreement, an “Affiliate” of any Person means any Person, directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to have control when such Person possesses the power, directly or indirectly, or has the power to direct or to cause the direction of, the management and policies of a Person through the ownership of voting securities, by contract or otherwise.

Section 7. Ownership of Company Documents. All Company Documents (as defined herein) shall be and remain the sole and exclusive property of the Company without regard to any involvement Employee may have (or have had) in the conception, development, creation, and/or modification of such Company Documents. All Company Documents, materials, and property in Employee’s possession or under his control shall be returned to the Company as and when requested, excepting only his personal copies of records relating to his compensation (“Personal Documents”). Even if the Company does not so request, Employee shall return all Company Documents, materials, and property immediately upon the termination of employment without regard to the reason for the termination, and, except for his Personal Documents, will not take with him or give to any third party any Company Documents, materials, or property or any reproduction thereof upon said termination of employment. “Company Documents” means documents or other media that contain or relate to Confidential Information (as defined herein) or any other information concerning the business, operations, or plans of either SSES or the Company, whether such documents have been prepared by Employee or by others. Company Documents include, but are not limited to, papers, drawings, photographs, charts, graphs, notebooks, client lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents.

Section 8. Inventions; Copyrights; Further Assurances.

(a) Inventions. Employee is hereby retained in a capacity such that Employee’s responsibilities may include the making of Inventions to the Company, as Employee is being hired, inter alia, to invent. Employee hereby transfers, assigns, and conveys to Company any and all rights he presently has or may acquire in any and all Inventions conceived, made, developed, or first reduced to practice or learned by him and/or others during either the term of his employment with SSES or the Term. This assignment shall include: (i) the right to file and prosecute patent applications on such Inventions in any and all countries, (ii) the patent applications filed and patents issuing thereon, and (iii) the right to obtain copyright, trademark or trade name protection for any related work product. Employee shall promptly and fully disclose all such Inventions to the Company conceived, made, developed, or first reduced to practice or learned, either alone or jointly with others, during either the term of his employment with SSES

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or the Term hereof and assist the Company in obtaining and protecting the rights therein (including patents thereon) in any and all countries (at the Company’s sole cost and expense). Notwithstanding the foregoing, said Inventions will be the sole property of the Company, whether or not patented or registered for copyright, trademark or trade name protection, as the case may be, and which relate, directly or indirectly, to his work for either SSES or the Company. Such disclosure shall be made promptly after each Invention is conceived, made, developed, or first reduced to practice or learned, whichever is earliest in time. “Invention(s)” means any and all discoveries, developments, concepts, designs, ideas, improvements, inventions and/or works of authorship (including, but not limited to interim work product, modifications, and derivative works), whether or not patentable, copyrightable, or otherwise legally protectable. This includes, but is not limited to, any new product, method, procedure, process, formulation, algorithm, computer program, software, technique, use, equipment, device, apparatus, system, compound, composition of matter, design or configuration of any kind, and/or any improvement(s) thereon.

(b) Copyrights. Employee agrees to promptly and fully disclose to the Company any and all copyrighted (registered, unregistered, or common law) and potentially copyrightable subject matter that Employee conceives, creates, develops, or modifies during either the term of his employment by SSES or the Term hereof and which relates, directly or indirectly, to his work as an employee, including without limitation, all computer programs, documentation, technical descriptions for products, user’s guides, and/or illustrations, including any contributions to such subject matter (“Copyright Product”). All Confidential Information that is Copyright Product shall be considered “work made for hire” under the copyright laws of the United States, and the copyright for any and all Copyright Product shall automatically be and remain the sole and exclusive property of the Company. Furthermore, Employee hereby transfers and assigns to the Company any and all rights he presently possesses or may acquire in any and all Copyright Product that, for any reason, does not qualify as “work made for hire”. If any Copyright Product embodies or reflects any of preexisting rights, Employee hereby grants to the Company an irrevocable, perpetual, nonexclusive, worldwide, royalty-free right and license to use, reproduce, display, perform, distribute copies of and prepare derivative works based upon such preexisting rights and to authorize others to do any or all of the foregoing.

(c) Further Assurances. During and at anytime after employment by the Company and upon Company request, Employee will execute all papers in a timely manner and do, at no cost or expense to the Employee, all reasonable acts necessary or desired to apply for, secure, maintain and/or enforce patents, copyrights, trademarks and any other legal rights in the United States and any foreign countries in any and all Inventions, Confidential Information and Copyright Product and other intangible assets owned by and/or assigned to Company under this Agreement or otherwise. Employee will execute all papers and do, at no cost or expense to the Employee, any and all reasonable acts necessary or desired to assign and transfer to Company, or any Person to whom Company is obligated to assign its rights, Employee’s entire right, title, and interest in and to any and all Inventions, Confidential Information and Copyright Product and other intangible assets. In the event that Company is unable for any reason whatsoever to secure Employee’s signature to any document reasonably necessary or desired for any of the foregoing purposes (including, but not limited to, renewals, extensions, re-registrations, continuations, divisions or continuations in part), Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to act for and in his behalf and in his stead, but only for the purpose of executing and filing any such document(s) and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by Employee.

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Section 9. Non-compete Obligations. Employee shall comply with the obligations set forth in Sections 9(a), 9(b) and 9(c)(collectively, the “Non-compete Obligations”).

(a) Non-competition. Employee agrees that he shall not during the Employment Period and during the Restricted Period (as herein defined), directly or indirectly, alone or as principal, partner, joint venture, officer, director, employee, consultant, agent, independent contractor or stockholder, or in any other capacity whatsoever, engage in, consult or assist any other entity in any manner or in any capacity whatsoever, in designing, developing, manufacturing, selling, leasing, installing, servicing, maintaining and/or otherwise marketing event rental products and services (including disaster relief), including all associated accessories, supplies and products; or (b) performing any other business activities which are the same or substantially similar to any business activity provided or performed by the Company at anytime during the Term (the “Restricted Products and Services”). The foregoing restriction will apply throughout North America, or such other geographical area as a court shall find reasonably necessary to protect the goodwill and business of the Company and its Affiliates (the “Restricted Territory”). For purposes of this Agreement, the term “Restricted Period” shall mean the period of time equal to the greater of: (a) forty-eight (48) months from the Effective Date; and (b) the Employment Period and the twelve (12) month following the end of the Employment Period for any reason whatsoever.

(b) Non-Solicitation of Employees. Employee agrees that he shall not during the Employment Period and during the Restricted Period, directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder, or in any other capacity whatsoever: (i) hire, solicit for hire, employ, retain, or enter into any employment, agency, consulting or other similar agreement or arrangement with, any Person who, within the twelve (12) month period prior to the termination of Employee’s employment by the Company, was an employee of SSES, the Company or a Company Affiliate, (ii) induce or attempt to induce such Person to terminate his employment with the Company or any Company Affiliate.

(c) Non-Solicitation of Clients or Customers. Employee agrees that he shall not during the Employment Period and during the Restricted Period, directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder, or in any other capacity whatsoever, directly or indirectly, for his own account, or for the account of others, solicit orders for Restricted Products and Services from, or provide Restricted Products and Services to or for, any Person that was a customer or client of SSES, the Company or any Company Affiliate (or which SSES, the Company or any Company Affiliate was soliciting to be a customer or client) at anytime during the thirty-six (36) month period preceding the termination of Employee’s employment.

(d) Company’s Right to Elect to Waive the Non-compete Obligations. In the event of a termination of the Employment Period pursuant to Sections 5(a) or 5(b) hereof, the Company may, at its election exercised by written notice to the Employee within ten (10) days after the end of the Employment Period, waive in full the Non-compete Obligations and thereby eliminate any associated payment obligation with regard to any Non-compete Fee otherwise payable in accordance with such sections. Any election by the Company to waive the Non-compete Obligations shall clearly state that the Non-compete Obligations are being waived and that the Employee is no longer bound by the Non-compete Obligations. Failure by the Company to timely elect to waive the Non-compete Obligations as aforesaid shall be deemed an election by

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the Company not to waive the Non-compete Obligations, in which case the Non-compete Obligations and associated Non-compete Fee payment shall continue, in accordance with the terms hereof.

Section 10. Breach; Specific Enforcement; Passive Investments.

(a) The restrictions contained in Sections 6 through 9 hereof, inclusive, are necessary for the protection of the business and goodwill of the Company and its Affiliates and are considered by the Employee to be reasonable for such purposes. It is acknowledged that it may be impossible to determine the monetary damages incurred by Employee’s violation of this Agreement and that any violation of this Agreement will cause irreparable, immediate and substantial injury to the Company. Accordingly, Employee agrees that Company will be entitled, in addition to all other rights and remedies that may be available, to an injunction enjoining and restraining Employee and any other involved party from committing a violation of this Agreement and Employee agrees to the issuance and entry of such injunction. In addition, Company will be entitled to such damages as it can demonstrate it has sustained by reason of the violation of this Agreement by Employee and/or others. With specific regard to the restrictions contained in Section 9 hereof, in the event a court should find that the Restricted Territory should encompass some geographic territory other than North America despite the Parties agreement that such restriction is necessary for the protection of the business and goodwill of the Company, the Parties intend that the covenant contained therein shall be construed as a series of separate covenants, one for each city, county, state and country of the Restricted Territory. In such an event, except for geographic coverage, each such separate covenant shall be deemed identical in terms of the covenant contained therein.

(b) Notwithstanding the terms of Section 9 hereof, in addition to TVI Shares, the Employee shall be permitted to be a passive owner of not more than five percent (5%) of the outstanding stock of a corporation that is publicly traded, so long as Employee has no active participation in the business of the corporation. Notwithstanding the terms of Section 9 hereof, it is agreed that the post-Term engagement by Employee in the non-competitive business of the leasing and sale of heavy machinery and contractor’s equipment (but in no event shelters or tents) to third parties in the construction business shall not constitute a “Restricted Product or Service” hereunder; accordingly, notwithstanding the foregoing, in no event shall Employee engage in the leasing or sale of any machinery or equipment for special events substantially similar to those for which the Company services its clients and customers.

(c) Upon notice to Employee specifying in reasonable detail the basis therefor, the Company may set off against any and all amounts otherwise to be made by the Company to the Employee hereunder. Neither the exercise of nor the failure to exercise such right of setoff will constitute an election of remedies or limit the Company in any manner in the enforcement of any other remedies that may be available to it.

(d) In the event Employee either no longer is eligible to receive any Non-compete Fee (unless ineligibility therefore is a result of a waiver by the Company of the Non-compete Obligations under Section 9(d) above) or any such fees are to be repaid to the Company pursuant to Section 5 hereof, Employee’s Non-compete Obligations will continue in full force and effect in accordance with the terms of Sections 6 through 9 hereof, inclusive and any such event will in no manner limit, diminish or otherwise affect the application or enforceability of his Non-compete Obligations.

EMPLOYMENT AGREEMENT

Section 11. Indemnification.

(a) Generally. Notwithstanding any other provision of this Agreement and subject to the remaining provisions of this Section 11, Employee will indemnify and hold harmless the Company and its subsidiaries and Affiliates and their shareholders, directors, officers, employees, agents, advisors, consultants and other representatives, and will reimburse the Company for any and all losses, damages, debts, obligations and other liabilities, costs and expenses, including reasonable fees and expenses of attorneys (collectively, “Damages”), arising from or in connection with: (i) any inaccuracy or breach (“Breach”) of any representation or warranty made by SSES or any member or interest holder of SSES (each, a “Member”) in the Purchase Agreement or related agreements, instruments and documents (collectively, the “Transaction Documents”), or (ii) any Breach of any covenant or obligation of SSES or any Member in the Transaction Documents (either such occurrence or condition, a “Purchase Agreement Related Indemnity Event” and the Damages subject to indemnification hereunder, the “Purchase Agreement Related Indemnity Damages”).

(b) Amount Limitation. Anything set forth herein to the contrary notwithstanding, Employee’s maximum indemnification obligations hereunder for any Purchase Agreement Related Indemnity Event shall be limited to an amount equal to twenty-five percent (25%) of the Purchase Agreement Related Indemnity Damages Base. “Purchase Agreement Related Indemnity Damages Base” means any and all amounts, sums or payments due or reimbursable by TVI to Employee under this Agreement excluding Base Salary.

(c) Temporal Limitation. Employee’s indemnification obligations hereunder may be asserted and enforced only if on or before the end of the fifteenth (15th) calendar month following the Effective Date (the “Indemnification Claim Period”), the Company notifies Employee of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Company.

(d) Set-Off as Exclusive Remedy. The exclusive economic remedy of the Company for Employee’s indemnification obligations concerning any Purchase Agreement Related Indemnity Damages hereunder shall be limited to the right of the Company to set-off any Purchase Agreement Related Indemnity Damages against any amount, sum or payment otherwise due or reimbursable to Employee under this Agreement excluding Base Salary, whether during or after the Indemnification Claim Period. After giving effect to any such set-off, at least thirty five percent (35%) of any remaining payment amounts due for Non-compete Fees and Bonus Payments shall be in cash. Neither the exercise of nor the failure to exercise such right of set-off or to give a notice of a claim thereof will constitute an election of remedies or otherwise limit the Company in any manner in the enforcement of any other remedies that may be available to it. Further, the limitations set forth in this Section 11 shall not limit in any way the remedies available to the Company with respect to any provision under this Agreement other than with respect to those under this Section 11.

(e) Pursuit of Other Remedies. To the extent a bona fide claim exists that can be asserted by the Company against SSES and/or the Members under the Purchase Agreement (a “Purchase Agreement Claim”) that relates to the same event, omission or condition giving rise to a Purchase Agreement Related Indemnity Event hereunder, the Company agrees to pursue and assert said Purchase Agreement Claim, if it also seeks to recover any Damages against Employee

EMPLOYMENT AGREEMENT

under this Section 11. In the event the same event, omission or condition gives rise to both a Purchase Agreement Claim and a Purchase Agreement Related Indemnity Event, the Company shall have the exclusive right to defend, compromise, settle and handle such claim against such parties and in such manner as it chooses, in the exercise of its sole discretion. Notwithstanding the foregoing, to the extent that the Company ultimately obtains a cash judgment or settlement for a Purchase Agreement Claim (a “Purchase Agreement Settlement”) that relates to the same event, omission or condition giving rise to a Purchase Agreement Related Indemnity Event hereunder, it will promptly pay to Employee any associated amount actually set-off by the Company under Section 11(d) in an amount up to Employee’s Pro-Rata Share of such Purchase Agreement Settlement. For purposes of this Section 11(e), “Employee’s Pro-Rata Share” means a fraction: (i) the numerator of which is the amount actually set-off by the Company for a Purchase Agreement Claim against Employee under this Section 11, and (ii) the denominator of which is the sum of: (A) the amounts set-off by the Company for a Purchase Agreement Claim against Employee under this Section 11, and (B) amounts set-off by the Company against the other members of the Signature Management Team under substantially similar indemnification provisions as set forth in this Section 11 with respect to such other members.

Section 12. No Breach of Prior Agreement; Certain Relationships.

(a) Employee represents and warrants that the performance of Employee’s duties hereunder will not breach any invention, assignment, proprietary information, non-competition, confidentiality, or other agreement or understanding with any former employer or other Person, and Employee will not use in the performance of his duties any documents or materials of a former employer that are not generally available to the public or have not been legally transferred to Company. Employee understands that situations may arise in the future that may require Company to discuss with his future employers the existence of this Agreement and Employee hereby expressly grants Company permission to do so.

(b) Except as disclosed on Schedule 12(b) attached hereto, neither Employee nor any Employee Related Person has, during the past three (3) years, had any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to SSES’ business. Neither Employee nor any Employee Related Person owns, or during the past three (3) years has: (i) owns or owned, of record or as a beneficial owner, an equity interest in any entity whatsoever that has had business dealings or a financial interest in any transaction (including any series of similar transactions or currently proposed transactions) with SSES, or (ii) has, had, or will have, any other direct or indirect financial interest in any transaction (including any series of similar transactions or currently proposed transactions), with SSES other than, in either case, business dealings or transactions expressly disclosed in Schedule 12(b), each of which has been conducted in SSES’ ordinary course of business at substantially prevailing market prices and on substantially prevailing market terms. Except as set forth in Schedule 12(b), neither Employee nor any Employee Related Person has any claim or right against, SSES. All items on Schedule 12(b) include: (A) the involved party, (B) the party’s relationship to SSES, (C) the nature of such party’s interest in the transaction(s), (D) the amount of such transaction(s), and (E) the amount of such party’s interest in the transaction(s). “Employee Related Person” means: (w) each other member of Employee’s family (i.e., Employee’s spouse, any other natural person who is related to the Employee or Employee’s spouse within the second degree and any other natural person who resides with the Employee); (x) any entity that is directly or indirectly controlled by any one or more members of Employee’s family; (y) any entity in which members of Employee’s family hold (individually or in the aggregate) a Material Interest; and (z) any entity with respect to which one or more members of

EMPLOYMENT AGREEMENT

the Employee’s family serves as a director, officer, partner, executor or trustee (or in a similar capacity). “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of an entity or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in an entity.

Section 13. General Provisions.

(a) Enforceability. It is the desire and intent of the Parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, although the Employee and the Company consider the restrictions contained in this Agreement to be reasonable for the express purpose of preserving the Company’s legitimate business interests, goodwill and proprietary rights, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

(b) Remedies; Survival. The Parties acknowledge that the Company’s damages at law may be an inadequate remedy for the breach by the Employee of any provision of Sections 6 through 9, inclusive, and agree in the event of such breach that the Company shall be entitled to temporary and permanent injunctive relief restraining the Employee from such breach, and, to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or equity for such breach or threatened breach of Sections 6 through 9, inclusive, or for any breach or threatened breach of any other provision of this Agreement. The obligations contained in Sections 6 through 9, inclusive, shall, to the extent provided in Sections 6 through 9, inclusive, survive any termination or expiration of the Employee’s employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. In the event of any termination of the Employment Period, the Employee agrees to cooperate with the Company in order to ensure an orderly transfer of the Employee’s duties and responsibilities. Employee shall pay all costs incurred by the Company, including reasonable attorneys’ fees, investigation costs and other costs and expenses, in the enforcement of this Agreement.

(c) Withholding. The Company shall withhold such amounts from any compensation or other benefits payable to the Employee under this Agreement on account of payroll and other taxes as may be required by applicable law or regulation of any governmental authority.

(d) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may otherwise succeed to its assets or business. Consequently, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder, and all references herein to the “Company” shall thereafter refer to such successor. Notwithstanding the foregoing, the obligations of the Employee are personal and shall not be assigned by him. The explanatory note appearing at the forepart of this Agreement is contractual, forms an integral part hereof and is not a mere recital.

EMPLOYMENT AGREEMENT

(e) Key Man Insurance. The Company shall have the right to obtain key man life or other insurance, for the benefit of the Company, with respect to the Employee, and the Employee shall undergo such physical examinations and provide such other cooperation as may reasonably be requested by the Company in order to obtain and maintain such insurance.

(f) No Third Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to Section 13(d).

(g) Acknowledgment. The Employee acknowledges that he has been advised by the Company to seek the advice of independent counsel prior to reaching agreement with the Company on any of the terms of this Agreement and that he has carefully read this Agreement, understands its terms, consulted with an attorney of its choice, and voluntarily executes the same as its own free act with the intent to be legally bound thereby. The Parties agree that no rule of construction shall apply to this Agreement that construes ambiguous language in favor of or against any Party due to that Party’s role in drafting this Agreement.

(h) Waivers; Modification. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each Party hereto.

(i) Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or national overnight courier or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by national overnight courier to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other Party:

If to the Company:	with a copy to:

TVI Corporation	TVI Corporation
7100 Holladay Tyler Road, Suite 300	7100 Holladay Tyler Road, Suite 300
Glenn Dale, MD 20769	Glenn Dale, MD 20769
Attn: Richard V. Priddy,	Attn: Sean R. Hunt, General Counsel
Chief Employee Officer

If to the Employee:	with a copy to:

5826 Oklahoma Rd	Miles and Stockbridge
Eldersburg, MD 21784	30 West Patrick Street
Frederick, Maryland 21701-6903
Attn: R. Vincent Welty

EMPLOYMENT AGREEMENT

or at such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. If such notice or communication is mailed, such communication shall be deemed to have been given on the fifth business day following the date on which such communication is posted.

(j) Descriptive Headings; Certain Interpretations. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Except as otherwise expressly provided in this Agreement: (i) any reference in this Agreement to any agreement, document or instrument includes all permitted supplements and amendments; (ii) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (iii) the words “include,” “included” and “including” are not limiting; and (iv) a reference to a Person or entity includes its permitted successors and assigns.

(k) Counterparts; Entire Agreement. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. This Agreement contains the entire agreement among the Parties with respect to the specific transactions contemplated by this Agreement and terminates and supersedes all other or prior written or oral agreements or understandings among the Parties with respect to the Employee’s employment by the Company. A facsimile or other electronic copy of an executed original of this Agreement shall have the same force and effect as an executed original.

(l) Governing Law; Jurisdiction; Etc. This Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland, without regard to its provisions concerning conflict of laws. Any claim, dispute or legal proceeding arising out of or relating to this Agreement may be brought in the any state or federal court within the State of Maryland and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such legal proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such proceeding shall be heard and determined only in any such court and agrees not to bring any such proceeding arising out of or relating to this Agreement in any other court. Process in any such proceeding referred to in the first sentence of this section may be served on any Party anywhere in the world. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT EITHER OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

EMPLOYMENT AGREEMENT

(m) Expenses. Any cost, expense, tax or any other charges incurred by either of the Parties hereto shall be borne by the Party incurring such cost, expense, tax or charge.

(n) Press Releases and Public Announcements. Employee shall not issue any press release or make any public announcement relating to the subject matter of this Agreement. The Company may use Employee’s name, photograph, likeness, voice, other personal attribute, and biographical and other information in any media obtained during the Employment Period for any business purpose.

EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Employment Agreement as of the day and year first written above.

COMPANY:

TVI CORPORATION

/s/ Richard V. Priddy
Title: President

EMPLOYEE:

/s/ Thomas N. Brown
Thomas N. Brown

EMPLOYMENT AGREEMENT

SIGNATURE PAGE

Schedule 12(b)

Certain Relationships

None.

Exhibit A

INCENTIVE BONUS PROGRAM

Section 1. Establishment Generally. TVI has established this Incentive Bonus Program (the “Program”) for the benefit of the Employee, subject to all of the terms and conditions set forth herein.

Section 2. EBITDA Bonus Payments.

(a) Subject to the provisions of Section 4(b) hereof and Sections 5, 10(c) and 11 of the Employment Agreement, within one hundred twenty (120) days after the end of each EBITDA Bonus Period, TVI will determine and calculate a bonus payment for each such EBITDA Bonus Period (such payment, if any, an “EBITDA Bonus Payment”). Any EBITDA Bonus Payment shall be payable to the Employee as set forth herein.

(b) The EBITDA Bonus Payment for each EBITDA Bonus Period, if any, will be an amount equal to Employee’s Allocable Share of fifty percent (50%) of the Excess EBITDA for such period.

Section 3. Return on Invested Capital Bonus Payment.

(a) Subject to the provisions of Section 4(b) hereof and Sections 5, 10(c) and 11 of the Employment Agreement, within one hundred twenty (120) days after the end of the Return on Invested Capital Bonus Period, TVI will determine and calculate a bonus payment for such Return on Invested Capital Bonus Period (such payment, if any, the “Return on Invested Capital Bonus Payment”). Any Return on Invested Capital Bonus Payment shall be payable to the Employee as set forth herein.

(b) The Return on Invested Capital Bonus Payment, if any, will be an amount equal to Employee’s Allocable Share of fifty percent (50%) of the product of: (i) six and six-tenths (6.6) multiplied by (ii) Excess EBIT.

Section 4. Calculation; Eligibility.

(a) As soon as reasonably practicable following TVI’s determination of any Bonus Payment, TVI will deliver to the Employee: (A) a statement that includes each element of the calculation of the Bonus Payment; and (B) a certificate of TVI’s Chief Financial Officer certifying on behalf of TVI that the calculation of the Bonus Payment was made in accordance with the terms hereof (such statement and certificate being referred to as the “Bonus Payment Certificate”). The Employee and his professional advisors will be given reasonable access to the books and records of the Company that are necessary to confirm the calculation of the Bonus Payment. All information obtained by the Employee and his advisors shall be deemed to be “Confidential Information” of TVI and remain subject to the restrictions of Section 6 of the Employment Agreement.

(b) Notwithstanding any other provision hereof, the Employee shall be entitled to receive any Bonus Payment hereunder only for so long as he remains continuously employed under his Employment Agreement with TVI at all times through the end of the applicable Bonus Period; provided, however, that Employee shall continue to be eligible to receive a Bonus

Payment notwithstanding the earlier termination of the Employee’s employment with TVI in accordance with the terms of Section 5(a) of the Employment Agreement. In the event Employee is not entitled to receive any Bonus Payment (or portion thereof) hereunder, the same shall immediately and automatically be deemed forfeited in full and retained by TVI.

Section 5. Dispute Resolution.

(a) The amount of a Bonus Payment set forth in a Bonus Payment Certificate shall be binding on the Employee unless the Employee presents to TVI within ten (10) Business Days after receipt thereof written notice of disagreement specifying in reasonable detail the nature and extent of the disagreement with respect to TVI’s determination of a Bonus Payment. TVI and the Employee shall attempt in good faith during the thirty (30) days immediately following TVI’s receipt of the Employee’s timely notice of disagreement to resolve any disagreement with respect to such Bonus Payment.

(b) If, at the end of the thirty (30) day period referenced in Section 5(a) above, TVI and the Employee have not resolved all disagreements with respect to whether the calculation of a Bonus Payment is in accordance with the terms hereof, such disagreement, regardless of the legal theory upon which it is based, will be settled in accordance with Section 13(l) of the Employment Agreement.

Section 6. Payment.

(a) EBIDTA Bonus Payments, if any, will be paid to the Employee within thirty (30) days after the amount of such EBIDTA Bonus Payment has been determined conclusively for a particular EBIDTA Bonus Period, and as contemplated herein. Subject to Section 6(d) below, any such payment will be paid: (i) in cash, or (ii) partly in cash and partly in TVI Shares, as TVI shall, in its sole discretion, elect, provided however, that at least thirty-five percent (35%) of each such Bonus Payment shall be in cash.

(b) The Return on Invested Capital Bonus Payment, if any, will be paid to the Employee as follows: one-half (1/2) of the amount of such Return on Invested Capital Bonus Payment will be paid no later than January 1, 2011 and the remaining one-half (1/2) of the amount of such Return on Invested Capital Bonus Payment will be paid no later than January 1, 2012. Subject to Section 6(d) below, any such payment will be paid: (i) in cash, or (ii) partly in cash and partly in TVI Shares, as TVI shall, in its sole discretion, elect, provided however, that at least thirty-five percent (35%) of each such Bonus Payment shall be in cash.

(c) In the event of any issuance of TVI Shares hereunder, such number of shares shall be calculated based upon the average closing price of the such shares as reported on the NASDAQ Capital Market (or other exchange or market on which TVI Shares then trade) for the twenty (20) trading day period immediately preceding the date each Bonus Payment is made.

(d) Notwithstanding any other provision hereof, the total number of TVI Shares issuable under: (i) this Employment Agreement, (ii) the employment agreements entered into this date with other members of the Signature Management Team, and (iii) any other agreement to which TVI is a party relating to the series of transactions contemplated by the Purchase Agreement, that certain Finder’s Agreement dated as of the date hereof and other related documents and agreements shall not exceed nineteen and nine tenths percent (19.9%) of the total number of TVI Shares issued and outstanding as of the Effective Date.

EXHIBIT A TO

EMPLOYMENT AGREEMENT

2

(e) Any TVI Shares issued hereunder shall be issued under the terms of a Stock Agreement (the “Stock Agreement”) which shall specify such terms, conditions and restrictions regarding the TVI Shares as the Company believes are reasonably necessary or appropriate to achieve compliance with both the provisions of applicable Securities Laws and exchange or listing requirements to which the Company is then subject.

(f) Notwithstanding any other provision hereof, in the event that TVI makes payment for any portion of the Return on Invested Capital Bonus Payment by delivery of TVI Shares, the Stock Agreement governing all of such shares (the “Restricted Shares”) shall provide that the Restricted Shares will vest over the two-year period immediately following issuance of such shares conditioned upon Employee’s continued and uninterrupted employment under the Employment Agreement during that period. Specifically, the Stock Agreement shall provide that one-half (1/2) of the Restricted Shares shall vest and be released to Employee on January 1, 2011, and the remaining one-half (1/2) of the Restricted Shares shall vest and be released to Employee on January 1, 2012 (each date, a “Vesting Date”). Notwithstanding any other provision hereof, the Stock Agreement shall provide that in the event Employee’s employment under the Employment Agreement terminates for any reason whatsoever prior to either Vesting Date, the then-unvested portion of any Restricted Shares will, immediately and automatically, be forfeited in full and Employee shall thereafter have no right to same whatsoever. To facilitate the Company’s rights and obligations under this Program, the Company reserves the right to appoint an escrow agent to hold the Restricted Shares during through the relevant Vesting Date(s).

Section 7. Reservation of Rights.

Neither this Program nor any action taken hereunder shall be construed as giving any Company employee, including Employee, any right to be retained as an officer or employee of TVI or any of its Affiliates. Participation in the Program and the right to receive Bonus Payments hereunder shall not give any Company employee any proprietary, ownership, equity or other interest in TVI or any of its Affiliates. No trust fund shall be created in connection with the Program, and there shall be no required funding of amounts that may become payable under the Program.

Section 8. Conduct of Business.

(a) Notwithstanding any other provision hereof, the Employee understands, acknowledges and agrees that TVI is entitled to manage and operate the Company and its businesses in any manner it deems necessary from time to time. Without limiting the generality of the forgoing, with respect to TVI and each of its subsidiaries (including, without limitation, Acquisition Sub) and operating units, TVI shall have the sole right to establish, control and change: (i) the appropriate levels of Working Capital, capital expenditures and selling, general and administrative expenses, (ii) general business, strategic, product and marketing strategies and (iii) the prices, charges and terms and conditions governing the marketing and sales of all of its products and services and reserves the right, in its sole discretion, to accept or reject any order or offers, and to cancel any previously accepted order or offers.

EXHIBIT A TO

EMPLOYMENT AGREEMENT

3

(b) Subject to Section 8(a) above, for each applicable Bonus Period, the general manager(s) of the SSES Business shall present an annual budget to the Chief Employee Officer of TVI for discussion and consultation. The Chief Employee Officer of TVI shall consider in good faith the comments and observations of the general manager(s) of the SSES Business regarding the annual budget and shall make such adjustments, if any, based on such consultation and discussion as the Chief Employee Officer of TVI shall determine are appropriate in light of the then-current business needs of TVI considered as a whole. The Employee acknowledges that he is not authorized to, and will not, take (and will not attempt to cause TVI, the Acquisition Sub or any of their employees to take) any action in bad faith in order to increase the amount of or accelerate the payments, if any, pursuant hereto.

Section 9. Non-Transferability. The interests of Employee hereunder cannot be assigned, anticipated, sold, encumbered or pledged in any manner whatsoever (except upon the death of the Employee by will or by the laws of descent and distribution), and shall not be subject to the claims of the Employee’s creditors and any attempted alienation, anticipation, assignment or attachment shall be void and of no effect ab initio. Prior to payment of any Bonus Payment, no benefit provided hereunder shall be subject to alienation, anticipation or assignment by the Employee (or by any beneficiary), nor shall it be subject to attachment or other legal process of whatever nature. Bonus Payments under this Agreement shall be made only to the Employee or beneficiary entitled to receive the same or to the Employee’s authorized legal representative. Deposit of any sum in any financial institution to the credit of the Employee (or of any beneficiary) shall constitute payment to the Employee (or beneficiary).

Section 10. Tax Withholding. TVI shall have the right to deduct from any Bonus Payment any federal, state, local or employment taxes which it deems are required by law to be withheld with respect to such payment. Upon the reasonable request of the Employee or beneficiary, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same.

Section 11. Securities Law Matters.

(a) Employee acknowledges that the Securities Laws require that no TVI Shares may be offered or issued hereunder or sold or transferred by Employee unless either registered or qualified under such acts or exemptions from such registrations are available. Employee further acknowledges that any TVI Shares to be issued hereunder have not been registered under the Securities Laws and the Company does not intend to, and is not obligated to, register or qualify the offering or issuance of TVI Shares hereunder under any such acts. Consequently, Employee will not be able to transfer any TVI Shares except in compliance with rules and regulations regarding exemptions from such registrations. The share certificate(s) representing any TVI Shares issued hereunder will bear a restrictive legend to this effect. Employee is familiar with the provisions of Rule 144 under the 1933 Act (“Rule 144”) which, as currently in effect, generally permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering, subject to the satisfaction of the conditions thereof.

(b) Regardless of whether the offering and issuance of TVI Shares hereunder have been registered under the Securities Laws, the Company may impose reasonable restrictions

EXHIBIT A TO

EMPLOYMENT AGREEMENT

4

upon the sale, pledge, or other transfer of such TVI Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are reasonably necessary or desirable to achieve compliance with the provisions of the Securities Laws. If the offering and/or issuance of TVI Shares hereunder is not registered under such act and the Company determines that the registration requirements of the Securities Laws apply but exemptions are available which requires an investment representation or other representation, the Employee shall be required, as a condition to acquiring such TVI Shares, to represent that such TVI Shares are being acquired for investment only, and not with a view towards the sale or distribution thereof, except in compliance with the Securities Laws, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Notwithstanding any other provision hereof, no TVI Shares shall be issued under this Program unless and until the Company has determined that all required actions have been taken to register such TVI Shares under the Securities Laws or the Company has determined that exemptions therefrom are available, any applicable listing requirements of any stock exchange on which the TVI Shares are then listed have been satisfied, and any other applicable provision of state, federal or foreign law, has been satisfied.

(c) In connection with any underwritten public offering of TVI Shares, Employee agrees that it shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any TVI Shares for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the 1933 Act. Employee agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Employee’s TVI Shares until the end of such period.

(d) Anything set forth herein or in the Employment Agreement to the contrary notwithstanding, in exchange for Employee agreeing to accept TVI Shares as part payment of amounts due to Employee by the Company, the Company shall, at its own expense, take all commercially reasonable efforts to permit the TVI Shares issued to Employee under this Agreement to be lawfully saleable by Employee to the public pursuant to Rule 144 (or any similar rule or regulation of the Commission allowing it to sell the TVI Shares without registration). Without limiting the generality of the foregoing, the Company agrees to:

(i) Make and keep available “adequate current public information” about the Company, as that term is understood and defined in Rule 144.

(ii) File with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(iii) Furnish to Employee upon request: (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act; (B) a copy of the most recent annual or quarterly report of the Company; and (C) such other reports and documents of the Company as the Employee may reasonably request to avail himself of Rule 144 (or any similar rule or regulation of the Commission allowing it to sell the TVI Shares without registration).

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(iv) Subject to the satisfaction of the legal and factual requirements of Rule 144 (or any similar rule or regulation of the Commission allowing it to sell the TVI Shares without registration) instruct: (A) its securities counsel to issue the legal opinions typically required to permit qualifying sales thereunder, without cost to Employee; and (B) its transfer agent to process Rule 144 sale requests including, without limitation, removing any Rule 144 restrictive legend from the share certificate(s) representing the TVI Shares, without cost to Employee.

Section 12. Government and Other Regulations. The obligation of TVI to make any payment hereunder shall be subject to all applicable laws, and regulations promulgated thereunder, and to such approvals by government agencies as may be required.

Section 13. Tax Matters. Employee understands and acknowledges that TVI has directed Employee to seek independent tax and financial advice regarding the tax consequences hereunder including the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the income tax laws of any municipality, state or foreign country in which Employee may reside, and the tax consequences hereunder generally including, without limitation, the operation of Code Section 83. Employee assumes all responsibility for paying taxes resulting hereunder.

Section 14. Relation to Employment Agreement. Except as expressly set forth herein, this Program is subject to all the provisions of the Employment Agreement. In the event of any conflict between the provisions of this Program and those of the Employment Agreement, the provisions of the Employment Agreement shall control. Any capitalized term used herein not specifically defined herein shall have the same meaning as is ascribed to such term under the Employment Agreement.

Section 15. Definitions. For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below.

“1933 Act” means the Securities Act of 1933, as amended.

“Accounting Policies” means the cost accounting policies established by TVI from time to time in the exercise of its sole discretion and consistently applied by it to the SSES Business.

“Actual Average Annual EBIT” means the average annual EBIT over the Return on Invested Capital Bonus Period, calculated as the sum of EBIT for each year of the Return on Invested Capital Bonus Period (i.e., each of the years ending December 31, 2007, 2008 and 2009) divided by three (3).

“Actual EBIT Ratio” is a percentage obtained by dividing Actual Average Annual EBIT by the Total Invested Capital.

“Aggregate Non-compete Fee” means an amount equal to three million dollars ($3,000,000).

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“Bonus Payment” means an EBITDA Bonus Payment or the Return on Invested Capital Bonus Payment, if any.

“Bonus Payment Certificate” has the meaning set forth in Section 4(a) hereof.

“Bonus Period” means an EBITDA Bonus Period or the Return on Invested Capital Bonus Period, as the case may be.

“Commission” means the Securities and Exchange Commission.

“EBIT” means EBITDA, less the SSES Business’ depreciation and amortization plus any EBITDA Bonus Payments.

“EBIT Hurdle Ratio” means fifteen percent (15%).

“EBITDA” means, for each EBITDA Bonus Period, the net income of the SSES Business, as determined in accordance with GAAP, plus interest, income taxes, depreciation and amortization of the SSES Business for such period; provided, however, that for purposes of calculating EBITDA: (a) such calculations shall be determined in a manner consistent with the Accounting Policies; and (b) any other extraordinary gain or loss (as defined under APB Opinion No. 30 or SFAS No. 144) shall be excluded.

For purposes of clarification, in determining EBITDA, direct and indirect (allocated) costs and expenses incurred by TVI or any of its Affiliates on behalf of the SSES Business (e.g., salary, bonuses and related employment expenses for any personnel of TVI or its Affiliates attributable to the SSES Business, the insurance coverage obtained with respect to the SSES Business under policies maintained by TVI or any of its Affiliates, corporate governance and Sarbanes-Oxley costs, audit fees and other similar costs and expenses) will be included among the expenses of the SSES Business.

“EBITDA Bonus Payment” has the meaning set forth in Section 2(b).

“EBITDA Bonus Periods” means each of the: (a) the period from the date hereof through December 31, 2006, and (b) the three (3) separate calendar years ending December 31, 2007, 2008 and 2009.

“EBITDA Milestone” means: (a) for the period from the date hereof until December 31, 2006, eight hundred seventy-five thousand dollars ($875,000), and (b) for each of the calendar years ending December 31, 2007, 2008 and 2009, three million five hundred thousand dollars ($3,500,000).

“Employee’s Allocable Share” means thirty-three and one-third percent (33 &1/3%).

“Employee’s Non-compete Share” means thirty-three and one-third percent (33 &1/3%).

“Employment Agreement” means the Employment Agreement entered into between TVI and Employee as of this date, to which this Program is an exhibit.

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“Excess EBIT” means a dollar amount obtained by multiplying the difference, if any, by which the Actual EBIT Ratio exceeds the EBIT Hurdle Ratio by the Total Invested Capital.

“Excess EBITDA” means, for each EBITDA Bonus Period, the amount by which actual EBITDA for such period exceeds the EBITDA Milestone for such period.

“Non-compete Fee” means an amount equal to Employee’s Non-compete Share multiplied by the Aggregate Non-compete Fee.

“Other Programs” means the two (2) other bonus programs established as of this date for the two other Signature Managers substantially identical to this Program excepting the definition of “Employee’s Allocable Share.”

“Return on Invested Capital Bonus Payment” has the meaning set forth in Section 3(b).

“Return on Invested Capital Bonus Period” means the three-year period beginning January 1, 2007 and ending December 31, 2009.

“Securities Laws” means the 1933 Act, the 1934 Act and the State Acts.

“Signature Business Finder’s Fee” means an amount equal to two million dollars ($2,000,000).

“SSES Business” means the Signature Business, as owned and conducted by Acquisition Sub and TVI after consummation of the Transaction.

“SSES Business Fixed Assets” means the amount invested by TVI and its Affiliates in the SSES Business’ buildings, machinery, fixtures, furniture and equipment and other tangible assets not expected to be consumed or converted into cash within one (1) year.

“Signature Business Purchase Price” means the “Purchase Price,” as such term is defined in, and adjusted under, the Purchase Agreement.

“SSES Business Working Capital” means as of any date, the excess of the Total Current Assets minus Total Current Liabilities as of that date.

“State Acts” means the securities laws of states and jurisdictions other than the United States.

“Total Current Assets” means the sum of the value of the following assets: (a) cash and cash equivalents, (b) accounts receivable (of ninety (90) days or less) and (c) inventory (including stock and work-in-progress).

“Total Current Liabilities” means the sum of the following liabilities: (a) amounts owed for interest, (b) amounts owed for accounts payable, (c) amounts owed for short-term loans, (d) amounts owed for expenses incurred but unpaid and (e) other debts or liabilities due within one (1) year.

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“Total Invested Capital” means: (a) the sum of (i) the Signature Business Purchase Price, (ii) the Signature Business Finder’s Fee, and (iii) the Aggregate Non-compete Fee, plus or minus (b) any net increase or decrease from the beginning of the Return on Invested Capital Bonus Period compared to the end of the Return on Invested Capital Bonus Period, as the case may be, in both SSES Business Working Capital and SSES Business Fixed Assets.

“TVI Shares” means TVI’s Common Stock, par value One Cent ($0.01) per share.

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